UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2007

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts	01772
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   508-597-6000

Averion International Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

HESPERION ACQUISITION

                On October 31, 2007 (the “Cerep Closing Date”), we entered into a Securities Purchase Agreement (the “Cerep SPA”) with Cerep S.A., a French corporation (“Cerep”), pursuant to which we purchased all of the outstanding capital stock of Hesperion Ltd., a Swiss corporation and a wholly owned subsidiary of Cerep (“Hesperion”), for an aggregate purchase price of Twenty Five Million Euros (€25,000,000) as follows: (i) on the Cerep Closing Date, we paid Cerep Twenty Million Euros (€20,000,000) in cash; and (ii) within thirty (30) days after the Cerep Closing Date, we are obligated to either (a) issue Cerep a promissory note in the aggregate principal amount of Five Million Euros (€5,000,000) secured by an irrevocable and on demand stand-by letter of credit issued by a reputable international bank selected by us, or (b) issue Cerep a promissory note in the aggregate principal amount of Two Million Five Hundred Thousand Euros (€2,500,000) and pay Cerep an additional Two Million Five Hundred Thousand Euros (€2,500,000) in cash (collectively, the “Purchase Price”).  The Purchase Price was paid with funds received from the Debt Financing Transaction (as defined below), a portion of which funds were provided to us by certain of our affiliates as described below in Item 1.01 under the heading “Financing Transaction.”

                The entire unpaid principal balance of the promissory note to be issued as part of the Purchase Price within thirty (30) days after the Cerep Closing Date, plus all accrued but unpaid interest thereon, will become due and payable by us to Cerep on October 31, 2010 (the “Maturity Date”).  In addition, this promissory note will bear interest at the rate of six percent (6%) per annum and shall be paid quarterly in arrears beginning on January 31, 2008 and on the last day of each and every quarterly period thereafter until the Maturity Date.

                Pursuant to the Cerep SPA, Cerep has agreed to indemnify us and our officers, directors, employees, agents, affiliates, stockholders, accountants, counsel, investment bankers, financial advisors or other representatives (collectively, the “Representatives”) for a period of eighteen (18) months after the Cerep Closing Date for any damages (including consequential, indirect and special damages), claim, demand, settlement, judgment, award, fine, penalty, tax, costs (including costs of investigation) and expenses (including legal fees and expenses, whether relating to a third-party claim or action by us to enforce our rights under the Cerep SPA or any other action, proceeding or claim), injury, decline or diminution in value, lost opportunity, lost profits or liability (contingent or otherwise) that we or our Representatives sustain or incur (collectively, the “Losses”) to the extent caused by or arising out of any inaccuracy or breach of any of the representations, warranties or covenants made by Cerep to us in the Cerep SPA; provided, however, that we and our Representatives shall not be entitled to indemnification pursuant to the Cerep SPA for any Losses of an individual amount under Thirty Thousand Euros (€30,000) until the aggregate amount of such Losses under all claims exceeds One Hundred and Twenty Five Thousand Euros (€125,000) (the “Threshold”), at which time we and our Representatives shall be entitled to indemnification for all Losses, not just those in excess of the Threshold.  Cerep shall not have any obligation to indemnify us or our Representatives to the extent the aggregate amount of the Losses for which we and our Representatives are entitled to indemnification under the Cerep SPA exceeds an amount equal to Two Million Five Hundred Thousand Euros (€2,500,000) (after which point Cerep will have no obligation to indemnify us or our Representatives from and against any further Losses).  In addition, we have the right to offset the amount of any Losses against the outstanding balance of unpaid principal and interest under the promissory note issued to Cerep as part of the Purchase Price; provided, however, that our right to offset shall be subject to the Threshold and amount limitation set forth above.

                Pursuant to the Cerep SPA, for a period of three (3) years after the Cerep Closing Date, Cerep will not: (i) directly or indirectly, engage or invest in, manage, operate, or control, or participate in the ownership, management, operation, or control of, any business whose products or activities compete anywhere in the world with ours or Hesperion’s, or any of our or Hesperion’s affiliates, within the fields of regulatory services and clinical project management in areas such as contract services related to the conduct of Phase I through Phase IV human clinical trials, including project management, monitoring, data management, biostatistics, and medical writing of the nature provided by us and Hesperion on the Cerep Closing Date (the “Restricted Activity”); provided, however, that the following shall not be considered Restrictive Activity: (x) collaborative or services agreement signed by Cerep with a third party involved in the Restrictive Activity; or (y) acquisition of Cerep by a third party involved in the Restrictive Activity; or (ii) solicit or entice away from their employment or engagement any of our, our subsidiaries’ or our affiliates’, employees, contractors, consultants or contract partners.

                Hesperion was founded in 1996 and is a contract research organization with specific expertise in cardiology and oncology.  Hesperion has focused on establishing clinical development partnerships with medical device, biotech and pharmaceutical companies and has employed clinical research professionals with expertise in medical and regulatory affairs, clinical operations, data management and statistics in the following countries: Switzerland, the United States, the United Kingdom, France, the Netherlands, Poland, Russia and Israel.

FINANCING TRANSACTION

                On October 31, 2007 (the “Debt Financing Closing Date”), we also entered into the following agreements pursuant to which we sold Twenty Four Million Dollars ($24,000,000) of senior secured notes (the “Notes”) and issued an aggregate of one hundred fifteen million two hundred thousand (115,200,000) shares of our common stock (the “Shares”) (the “Debt Financing Transaction”) to ComVest Investment Partners II LLC, a Delaware limited liability company (“ComVest”), Cumulus Investors, LLC, a Nevada limited liability company (“Cumulus”), and Dr. Philip T. Lavin (“Lavin” and together with ComVest and Cumulus, each a “Buyer” and collectively, the “Buyers”): (i) a Securities Purchase Agreement between us and the Buyers (the “Debt SPA”); (ii) a Registration Rights Agreement between us and the Buyers (the “Registration Rights Agreement”); (iii) a Pledge Agreement between us and Cumulus, in its capacity as collateral agent for the Buyers (the “Collateral Agent”) (the “Pledge Agreement”); (iv) a Security Agreement between us, Averion Inc., a Delaware corporation and our wholly owned subsidiary (“Averion Inc.”), and IT&E International, a California corporation and our wholly owned subsidiary (“IT&E”), on the one hand, and the Buyers and Collateral Agent, on the other hand (the “Security Agreement”); and (v) a Guaranty in favor of the Collateral Agent for the benefit of the Buyers which was executed by Averion Inc. and IT&E (the “Guaranty”).

                ComVest, which beneficially owned directly or through affiliates approximately 52.98% of our outstanding common stock immediately prior to the Debt Financing Closing Date, purchased a Note in the principal amount of Eleven Million Dollars ($11,000,000) and was issued fifty two million eight hundred thousand (52,800,000) Shares in connection therewith.  After the Second Closing (defined below), ComVest, or its affiliates, beneficially own approximately 50.84% of our common stock.  Michael Falk, chairman of our board of directors (the “Board”) and Cecilio Rodriguez, one of our directors, are affiliates of ComVest.  In addition, Lavin, one of our directors, our current Executive Chairman and former Chief Executive Officer, and who beneficially owned directly or through affiliates approximately 21.12% of our outstanding common stock immediately prior to the Debt Financing Closing Date, purchased a Note in the principal amount of Two Million Dollars ($2,000,000) and was issued nine million six hundred thousand (9,600,000) Shares in connection therewith.  After the Second Closing, Lavin, or his affiliates, beneficially own approximately 18.43% of our common stock.

                In connection with the Debt Financing Transaction, our Board determined that it would be in our best interests and the best interests of our stockholders to appoint a special committee of disinterested directors to consider the terms and conditions of the Debt Financing Transaction and approve such terms.  To that end, our Board appointed Alastair McEwan, Robert Tucker and James Powers to a special committee of the Board (the “Special Committee”) with the sole power to approve the Debt Financing Transaction.  In addition, the Special Committee retained independent counsel (“Special Counsel”) to assist it in evaluating the Debt Financing Transaction.  On October 30, 2007, at a meeting of the Special Committee at which Special Counsel was present, the Special Committee approved the Debt Financing Transaction.

                Debt SPA

                Pursuant to the Debt SPA, we are obligated to sell and the Buyers are obligated to buy Notes in the aggregate principal amount of Twenty Six Million Dollars ($26,000,000) and shares of our common stock in the aggregate amount of one hundred twenty four million eight hundred thousand (124,800,000) Shares as follows: (i) on the Debt Financing Closing Date, we sold and issued to the Buyers and the Buyers purchased from us Notes in the aggregate principal amount of Twenty Four Million Dollars ($24,000,000) and shares of our common stock in the aggregate amount of one hundred fifteen million two hundred thousand (115,200,000) Shares; and (ii) within thirty (30) days after the Debt Financing Closing Date, we are obligated to sell and certain Buyers are obligated to buy from us Notes in the aggregate principal amount of an additional Two Million Dollars ($2,000,000) and shares of our common stock in the aggregate amount of nine million six hundred thousand (9,600,000) Shares (the “Second Closing”).

                Pursuant to the Debt SPA, from the Debt Financing Closing Date until the date that no Notes remain outstanding, before we, or any of our affiliates, enter into any debt or equity financing or issue any debt or equity securities, subject to certain standard and customary exceptions (each, a “Future Offering”), we must give the Buyers the right to participate in any such Future Offering as follows:  the Buyers will have the option to purchase up to an aggregate of twenty five percent (25%) of the total amount of securities to be issued in such Future Offering on a pro rata basis.

                Pursuant to the Debt SPA, from the Debt Financing Closing Date until the date that no Notes remain outstanding, Cumulus shall have the right to appoint one (1) person to attend and observe our Board meetings in a non-voting capacity.  Such observation rights shall not be transferable to any third party or assignee.

                In addition, pursuant to the Debt SPA, in the event that any Buyer’s Note is outstanding on the first (1st) anniversary of the Debt Financing Closing Date, we shall pay such Buyer a transaction fee in an amount equal to two percent (2%) of the purchase price of such outstanding Note.

                Notes

We will pay interest on the Notes quarterly in arrears, beginning with the calendar quarter that commenced on October 1, 2007 as follows: (i) for the period commencing on the Debt Financing Closing Date and ending on the first (1st) anniversary thereafter, three percent (3%) per annum; (ii) for the period commencing on the first (1st) anniversary of the Debt Financing Closing Date and ending on the second (2nd) anniversary of the Debt Financing Closing Date, ten percent (10%) per annum; and (iii) for the period commencing on the second (2nd) anniversary of the Debt Financing Closing Date and ending on the third (3rd) anniversary of the Debt Financing Closing Date, fifteen percent (15%) per annum.  The entire unpaid principal balance of the Notes, plus all accrued interest thereon remaining unpaid, shall be due and payable by us to the Buyers on October 31, 2010 (the “Debt Maturity Date”).  In addition, we have agreed to certain financial covenants as set forth in the Notes.  If we breach any of the financial covenants set forth in the Notes, we will be required to make certain payments to the holders of the Notes.

The repayment of all outstanding principal and accrued interest under the Notes may be accelerated by the holders thereof upon any of the following events of default:  (i) default in payment of any principal amount due under the Notes; (ii) failure by us for ten (10) business days to comply with any other provision of the Notes in all material respects; (iii) initiation of a bankruptcy proceeding or related proceeding; (iv) an involuntary case or other proceeding is commenced directly against us or any of our subsidiaries seeking liquidation, reorganization or other relief; (v) breach of any covenant or other term or condition of any Debt Financing Transaction agreement, except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) business days after written notice to us thereof; (vi) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction involving, in the aggregate, a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of Two Hundred Fifty Thousand Dollars ($250,000) or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of forty-five (45) days after the entry thereof; (vii) any lien created by any Debt Financing Transaction agreement shall at any time fail to constitute a valid and perfected first priority lien on all of the collateral purported to be secured thereby and the same is not cured within ten (10) business days of any such failure; (viii) there shall occur a change of control; or (ix) there occurs with respect to any issue or issues of indebtedness having an outstanding amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in the aggregate, whether such indebtedness exists on the issue date or shall thereafter be created, an event of default that permits the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity.

                Registration Rights Agreement

                The Registration Rights Agreement obligates us to file a registration statement covering all of the Shares within eighty (80) days after the Debt Financing Closing Date.  If we fail to file a registration statement on or before such date or if we fail to have the registration statement declared effective within one hundred forty (140) days after the Debt Financing Closing Date, we must pay liquidated damages to the Buyers in an amount of cash equal to the product of (i) the number of Shares then held by each Buyer, multiplied by (ii) the weighted average price of a share of our common stock for the five (5) trading days immediately preceding the Debt Financing Closing Date;

multiplied by (iii) two percent (2%) for every thirty (30) days the registration statement is either not timely filed or timely effective, as the case may be.

                Pledge Agreement

                Pursuant to the Pledge Agreement, we pledged and granted a first priority security interest in all of the capital stock and other equity interests of Averion Inc. and IT&E to the Collateral Agent, for the benefit of itself and the Buyers, as security for our performance of our obligations under the Notes.

                Security Agreement

Pursuant to the Security Agreement, we, Averion Inc. and IT&E granted to the Collateral Agent, for the benefit of itself and the Buyers, a security interest in and lien upon all of our, Averion Inc.’s and IT&E’s assets as security for our performance of our obligations under the Notes.

                Guaranty

                Pursuant to the Guaranty, Averion Inc. and IT&E (the “Guarantors”), jointly and severally, agreed to guarantee the full and prompt payment and performance to the Buyers and Collateral Agent when due, upon demand, at maturity or by reason of acceleration or otherwise, of any and all of our, or the Guarantors, obligations, under the Debt Financing Transaction agreements.

                Further Assurances

                Pursuant to a side letter entered into between us and the Buyers, we agreed to take, or cause to be taken, all applicable action necessary in connection with the consummation of the transactions contemplated by the Debt Financing Transaction agreements, which includes, without limitation, perfecting the Buyers’ security interests in the applicable jurisdictions, entering into deposit account control agreements with our financial institutions and obtaining pledges of capital stock from our European subsidiaries.

AMENDMENT TO DEBT FINANCING TRANSACTION AGREEMENTS AND SECOND CLOSING

                On November 5, 2007, we entered into an amendment to each of the following agreements related to the Debt Financing Transaction: (i) Debt SPA; (ii) Registration Rights Agreement; and (iii) Security Agreement (collectively, the “Amendments”).  Pursuant to the Amendments, the parties agreed to amend the Schedule of Buyers to add Gene Resnick, M.D., (“Resnick”), MicroCapital Fund, Ltd., a Cayman-domiciled investment corporation, and MicroCapital Fund LP, a Delaware limited partnership, as additional buyers (the “Additional Buyers”) to participate in the Second Closing in place of the Buyer originally designated to participate in the Second Closing and to join the Additional Buyers as parties to the Debt SPA, the Registration Rights Agreement and the Security Agreement.  On November 5, 2007, we sold Notes in the aggregate principal amount of Two Million Dollars ($2,000,000) and issued an aggregate of nine million six hundred thousand (9,600,000) Shares to the Additional Buyers.  Resnick, our Chief Medical Officer, purchased a Note in the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000) and was issued six hundred thousand (600,000) Shares in connection therewith.

Item 2.01               Completion of Acquisition or Disposition of Assets.

                The disclosure regarding the acquisition of all of the outstanding capital stock of Hesperion under the heading “Hesperion Acquisition” in Item 1.01 above is incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                On October 31, 2007, in connection with the Debt Financing Transaction, we issued Notes to the Buyers in the aggregate principal amount of Twenty Four Million Dollars ($24,000,000) which are due and payable as set forth above under the sub-heading “Notes” under the heading “Debt Financing Transaction” in Item 1.01 above, which is incorporated herein by reference.

                On November 5, 2007, in connection with the Amendments to the Debt Financing Transaction agreements, we issued Notes to the Additional Buyers in the aggregate principal amount of Two Million Dollars ($2,000,000) which are due and payable as set forth above under the sub-heading “Notes” under the heading “Debt Financing Transaction” in Item 1.01 above, which is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

On October 31, 2007, in connection with the Debt Financing Transaction, we issued and sold one hundred fifteen million two hundred thousand (115,200,000) Shares to the Buyers.

On November 5, 2007, in connection with the Second Closing of the Debt Financing Transaction, we issued and sold nine million six hundred thousand (9,600,000) Shares to the Additional Buyers.

The offers and sales of these Shares were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as transactions by the registrant not involving a public offering.  The recipients of the Shares in each such transaction represented their intention to acquire the Shares for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to share certificates issued in such transactions.  All recipients had adequate access to information about us.

Item 3.03               Material Modification to Rights of Security Holders.

The rights of holders of our common stock have been limited by the issuance of the Notes on October 31, 2007 and November 5, 2007, respectively.  The Notes are secured by all of our assets and in the event of a liquidation event, repayment of the Notes would come prior to any payment or distribution to holders of our common stock.  In addition, for so long as the Notes are outstanding, we may not declare, set aside or pay any dividends, or make any other distributions, on our common stock.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                (b) On October 31, 2007, Lavin resigned as our chief executive officer and was immediately appointed as our executive chairman.

                (c) Effective October 31, 2007, Dr. Markus Weissbach, former chief executive officer of Hesperion (“Weissbach”), was appointed as our chief executive officer.

                From October 2006 until October 2007, Weissbach served as President and Chief Executive Officer of Hesperion, an international contract research organization with therapeutic expertise in cardiology and oncology.  From October 2004 until September 2006, Weissbach served as Hesperion’s Chief Operating Officer.  Prior to that, from July 2003 to September 2004, Weissbach served as Founder and Managing Director of EHCOR Consult GmbH, a consulting firm providing advice to small to medium sized companies in the health care sector.  Previously, from 1996 to 2003, Weissbach held various positions at ICON plc, a global contract research organization with operations in more than 30 countries, including serving as President, ICON Europe.  Weissbach was the head of the Cardiovascular department of Takeda Euro R&D center from 1994 to 1996 and the Associate Director of Clinical Cardiology/Nephrology at BASF Pharmaceuticals from 1990 to 1994.  Weissbach received his degree in medicine from the University of Freiburg in 1982.

                On October 31, 2007, we entered into an employment agreement with Weissbach governed by Swiss Law, which employment agreement was effective on October 31, 2007 (the “Swiss Employment Agreement”).  In addition, within ten (10) days after the Swiss Employment Agreement, we and Weissbach have agreed to enter into a mutually acceptable employment agreement governed by the laws of Commonwealth of Massachusetts that will supersede the Swiss Employment Agreement on the latest to occur of (x) the date on which Weissbach obtains a United States L-1A visa (or comparable U.S. visa or work permit), or (y) January 1, 2008.

                The Swiss Employment Agreement provides that Weissbach shall be paid an annual base salary of Three Hundred Twenty Four Thousand Dollars ($324,000).  In addition, Weissbach is eligible to receive an annual cash bonus as follows: (i) for fiscal year 2007 Weissbach will be entitled to an annual bonus as determined in the Bonus Agreement between Weissbach and Hesperion, which provides for a target bonus of thirty five percent (35%) of his annual base salary subject to satisfaction of certain objective criteria and performance standards; and (ii) for fiscal year 2008, Weissbach will be eligible to receive a bonus as determined by our Board based on certain performance goals to be determined by our Board.  In addition, Weissbach is also eligible to receive up to a One Hundred Thousand Dollar ($100,000) reimbursement for relocation expenses incurred in connection with his relocation from Switzerland to the US.  Either party may terminate the Swiss Employment Agreement by providing the other party with six (6) months advance written notice.  In the event of the termination or expiration of the Swiss Employment Agreement, Weissbach, for a period of one (1) year after the date of such termination, shall not:  (i) solicit, interfere with or endeavor to entice away from us, Hesperion or our subsidiaries, a person, firm of company who is a customer or client of ours; (ii) employ or endeavor to entice away from us, Hesperion or our subsidiaries any of our employees; or (iii) directly or indirectly interfere with the continuance of supplies to us, Hesperion or our subsidiaries from any supplier of goods or services; provided, however, that the foregoing shall not apply in the event of a change of control or our unilateral termination of the Swiss Employment Agreement without cause.  The Swiss Employment Agreement also contains a standard covenant for Weissbach to not compete with us.

                In addition, on October 31, 2007, in connection with Weissbach’s appointment as our Chief Executive Officer, we granted Weissbach (i) an option to purchase up to ten million (10,000,000) shares of our common stock pursuant to our 2005 Equity Incentive Plan, as amended (the “Plan”), at a price per share of Sixteen Cents ($0.16), the fair market value per share of common stock on the date of grant determined in accordance with our Plan, which will vest at a rate of twenty five percent (25%) per year over a period of four (4) years; (ii) a restricted stock grant of three hundred twelve thousand five hundred (312,500) shares of our common stock (the “Weissbach Restricted Stock”), with one third (1/3) of the Weissbach Restricted Stock vesting immediately, one third (1/3) of the Weissbach Restricted Stock vesting on October 31, 2008 and one third (1/3) of the Weissbach Restricted Stock vesting on October 31, 2009; and (iii) a one-time signing bonus in the amount of Fifty Thousand Dollars ($50,000).

                (e)  On October 31, 2007, we granted Christopher G. Codeanne, our Chief Financial Officer, (i) an option to purchase up to two million (2,000,000) shares of our common stock pursuant to our Plan, at a price per share of Sixteen Cents ($0.16), the fair market value per share of common stock on the date of grant determined in accordance with our Plan, which will vest at a rate of twenty five percent (25%) per year over a period of four (4) years; (ii) a restricted stock grant of three hundred twelve thousand five hundred (312,500) shares of our common stock (the “Codeanne Restricted Stock”), with one third (1/3) of the Codeanne Restricted Stock vesting immediately, one third (1/3) of the Codeanne Restricted Stock vesting on October 31, 2008 and one third (1/3) of the Codeanne Restricted Stock vesting on October 31, 2009; and (iii) a one-time cash bonus in the amount of Fifty Thousand Dollars ($50,000).

Item 9.01                                             Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The audited financial statements required by part (a) of Item 9.01 for the acquisition transaction described in Item 2.01 above are not currently available.  The required financial statements shall be filed in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A as soon as practicable, but not later than January 16, 2008, which is the first business day seventy one (71) days after the date that this Current Report on Form 8-K is required to be filed.

(b)           Pro forma financial information.

The pro forma financial information required by part (b) of Item 9.01 for the acquisition transaction described in Item 2.01 above is not currently available.  The required pro forma financial information shall be filed in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A as soon as practicable, but not later than January 16, 2008, which is the first business day seventy one (71) days after the date that this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

By:	/s/ Christopher Codeanne
Christopher Codeanne
Chief Financial Officer

Dated:  November 6, 2007